UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2023 (October 5, 2023)

Guggenheim Credit Income Fund 2019

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01091	47-2009064
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

330 Madison Avenue
New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 739-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

In accordance with Plans of Liquidation for Guggenheim Credit Income Fund (the ‘Master Fund”), Guggenheim Credit Income Fund 2016 T (“GCIF 2016 T”) and Guggenheim Credit Income Fund 2019 (“GCIF 2019”) (GCIF 2016 T and GCIF 2019, collectively, the “Feeder Funds”), the Board has declared liquidating distributions per share of $0.29, $0.30 and $0.84 for the Master Fund, GCIF 2016 T and GCIF 2019 respectively. The Net Asset Values of the companies will decrease by the amount of the distributions respectively. As such, the value on shareholder’s investment statement will decrease as liquidating distributions are paid.

The distributions for the Master Fund will have a record date of October 5, 2023 and a payment date of October 6, 2023.

The Net Asset Values and shareholder total returns will be updated in the companies’ next Form 10-Q filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUGGENHEIM CREDIT INCOME FUND 2019

Date: October 6, 2023	By: /s/ James Howley
Name: James Howley
Title: Chief Financial Officer